SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                            and Exchange Act of 1934

Filed by the registrant  x
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to  240.14a-11(c) or 240.14a-12
______________________________________________________________________

                           THE INTERLAKE CORPORATION
                              550 Warrenville Road
                           Lisle, Illinois 60532-4387
                                 (708) 852-8800

                                Stephen R. Smith
                 Vice President, Secretary and General Counsel
______________________________________________________________________

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
          or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
         11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:


                            THE INTERLAKE CORPORATION
                               550 WARRENVILLE ROAD
                            LISLE, ILLINOIS 60532-4387
                                  (708) 852-8800


                                   March 20, 1996

To Our Stockholders:

     This year we are holding our annual meeting on Thursday, April 25, 1996, at 10:00 a.m. local time, at the Radisson Hotel Lisle/Naperville, located at 3000 Warrenville Road, Lisle, Illinois 60532.

     Matters before the meeting are summarized in the formal notice of meeting which appears on the next page. In addition, there will be a brief statement concerning the affairs of The Interlake Corporation, after which stockholders will be given an opportunity to ask questions or make comments.

     Inasmuch as many of our stockholders are unable to personally attend the annual meeting, the Board of Directors solicits proxies so that each stockholder is given an opportunity to vote. If you are a stockholder of record (Interlake shares are registered in your name), please return the white card to First Chicago Trust Company of New York. If your shares are held for your account by a bank or broker, please return the accompanying voting instructions to your bank or broker. If you participate in The Interlake Corporation Employee Stock Ownership Plan or the Dexion UK Share Award Scheme, enclosed are forms which you may use to direct the trustee to vote certain shares in accordance with your instructions. If you participate in the Chem-tronics, Inc. Employee Stock Ownership Plan, or the Interlake Stock Fund of the Interlake Salaried Employees Retirement Savings Plan, you will soon receive forms which you may use to direct the trustee of your employee benefit plan to vote certain shares held by such plan in accordance with its terms.

     It is important to you and helpful to your directors that all stockholders participate in the affairs of The Interlake Corporation. You may specify your choices by marking the appropriate boxes on the proxy card or voting instructions. To vote on all matters to be voted upon in accordance with the recommendation of your Board of Directors, stockholders of record need only sign and return the proxy card in the addressed, postage pre-paid envelope provided.

                                          Sincerely,

                                          /s/ W. Robert Reum

                                          W. ROBERT REUM
                                          Chairman of the Board, President
                                            and Chief Executive Officer



                            THE INTERLAKE CORPORATION
                              550 WARRENVILLE ROAD
                           LISLE, ILLINOIS 60532-4387
                                 (708) 852-8800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
-------------------------------------------------------------------------------
          Notice is hereby given that the annual meeting of stockholders of The Interlake Corporation, a Delaware corporation, will be held at the Radisson Hotel Lisle/Naperville, located at 3000 Warrenville Road, Lisle, Illinois 60532, on Thursday, April 25, 1996, at 10:00 a.m. local time, for the following purposes:

          1.  To elect three directors;

          2. To ratify and approve the selection of Price Waterhouse LLP as independent accountants for the Corporation for the fiscal year 1996; and

          3. To transact such other business as may properly come before said meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on March 8, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment thereof.

          By order of the Board of Directors.


                                           /s/ Stephen R. Smith

                                           STEPHEN R. SMITH
                                           Vice President, Secretary
                                             and General Counsel

Lisle, Illinois
March 20, 1996

-------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
-------------------------------------------------------------------------------

Please complete, sign and date the proxy card or voting instructions form and return it promptly in the postage pre-paid envelope.

                            THE INTERLAKE CORPORATION
                                PROXY STATEMENT

-------------------------------------------------------------------------------

          This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Interlake Corporation of proxies to be used at the annual meeting of stockholders of Interlake to be held at the Radisson Hotel Lisle/Naperville, 3000 Warrenville Road, Lisle, Illinois 60532, on April 25, 1996, at 10:00 a.m. local time. Throughout this proxy statement, "Interlake" and the "Corporation" mean The Interlake Corporation, "Board" means the Board of Directors of Interlake, "last fiscal year" means the period which began on December 26, 1994 and ended on December 31, 1995, "executive officers" means certain officers of Interlake elected by the Board and operating executives not elected by the Board who have been designated executive officers of Interlake for purposes of the Securities Exchange Act of 1934, "Common Stock" means Interlake's voting Common Stock, par value $1 per share, and shares "outstanding" means shares issued less treasury shares.

          Interlake's address is 550 Warrenville Road, Lisle, Illinois 60532-4387. This proxy statement, the accompanying proxy card and the annual report to stockholders are being mailed to stockholders commencing on March 20, 1996. This proxy statement is also being distributed to participants in various employee benefit plans of Interlake or its subsidiaries and to banks and brokers for redistribution to their customers.


                              DIRECTORS AND NOMINEES

          Interlake's Restated Certificate of Incorporation, as amended to date (the "Certificate"), provides for a Board consisting of not fewer than seven nor more than 15 directors, the exact number to be fixed by the Board. The Board of Directors currently consists of eight members.

     The Certificate further provides that the directors are to be divided into three classes and each class is to be elected for a three year term. The Board has nominated John A. Canning, Jr., James C. Cotting and Quentin C. McKenna for three year terms ending at the 1999 annual meeting. All three of the nominees are currently directors of Interlake whose terms expire in 1996. If, for any reason not now anticipated, any one of the three nominees becomes unable to serve, the number of directors constituting the full Board and the number of directors to be elected at the 1996 annual meeting will be reduced by one. If more than one of the nominees becomes unable to serve, the proxy holders will vote for a substitute or substitutes recommended by the Nominating Committee and designated by the Board.

     There follows information about the three nominees and other incumbent directors whose terms of office as directors will continue after the 1996 annual meeting of stockholders. The period of each director's Board service includes both Interlake and, if applicable, predecessors of Interlake.


NOMINEES FOR TERM WHICH EXPIRES IN 1999

     JOHN A. CANNING, JR., age 51, President, Madison Dearborn Partners, Inc., which is the manager of Madison Dearborn Capital Partners, L.P., a private equity investment fund, since January 1993. Formerly President of First Chicago Venture Capital from 1980 to 1993 and Executive Vice President of The First National Bank of Chicago from 1987 to 1993. Director of Bayou Steel Corporation, Leslie's Poolmart, The Milnot Company, Tyco Toys, Inc., Chicago Capital Fund, Northwestern Memorial Corporation and Northwestern Memorial Management Corporation; member of the Board of Trustees of Northwestern University; member of the Board of Visitors of Duke University School of Law. Interlake director since 1993. Committees: Compensation and Finance.

     JAMES C. COTTING, age 62, Chairman of the Board and a Director of Navistar International Corporation, a manufacturer of medium and heavy duty trucks, since 1987. Retired as Chief Executive Officer of Navistar in 1995. Director of Asarco Incorporated, USG Corporation and MIM Holdings, Ltd. Member of the Board of Governors of the Chicago Stock Exchange. Director of Junior Achievement of Chicago and a trustee of the Adler Planetarium. Interlake director since 1989. Committees: Compensation and Finance.

          QUENTIN C. MCKENNA, age 69, Chairman of the Board and a Director of Kennametal, Inc., a manufacturer of metal cutting tools, machining systems, and materials for applications requiring wear resistance, for more than five years. Retired as Chief Executive Officer of Kennametal in 1991. Past Director of PNC Financial Corp. and its affiliate, Pittsburgh National Bank; past director of the Federal Reserve Bank of Cleveland. Interlake director since 1986.
Committees:  Audit Review and Nominating.

TERM EXPIRES IN 1998

          JOHN E. JONES, age 61, until January 1996, the Chairman of the Board, President, Chief Executive Officer and a Director of CBI Industries, Inc., a manufacturer of industrial gases, provider of construction services and investor in oil transport and storage businesses. Director of Allied Products Corporation, Amsted Industries Incorporated, NICOR Inc. and Valmont Industries, Inc. Interlake director since 1988. Committees: Audit Review, Finance and Nominating.

          W. ROBERT REUM, age 53, Chairman of the Board, President and Chief
Executive Officer of Interlake since 1991.   Director of Amsted Industries
Incorporated and Duplex Products, Inc.  Interlake director since 1987.

TERM EXPIRES IN 1997

     FREDERICK C. LANGENBERG, age 68, retired in 1991 as Chairman of the Board and Chief Executive Officer of Interlake. Director of Carpenter Technology
Corporation, Peoples Energy Corporation and Dietrich Industries.   Interlake
director since 1979.  Committees:  Audit Review, Finance and Nominating.

          WILLIAM G. MITCHELL, age 65, retired as Vice Chairman and Director of Centel Corporation, a communications and electric services company, in 1987. Director of The Northern Trust Company, The Sherwin-Williams Company and Peoples Energy Corporation. Interlake director since 1984. Committees: Audit Review and Compensation.

          ERWIN E. SCHULZE, age 70, Chairman of the Board of Governors of the Chicago Stock Exchange. Retired as Chairman of the Board, President and Chief Executive Officer, and Director, of The Ceco Corporation, a manufacturer of building products and provider of concrete forming services for the construction industry, in 1990. Director of AAR Corporation. Interlake director since 1981. Committees: Compensation and Finance.


                       SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board, acting upon the recommendation of its Audit Review Committee, on February 22, 1996, selected Price Waterhouse LLP as independent accountants for Interlake for the fiscal year ending December 29, 1996. Price Waterhouse acted as Interlake's independent accountants for 1995 and as independent accountants for Interlake for many years prior thereto.

          The engagement of Price Waterhouse LLP as independent accountants for Interlake for the fiscal year 1996 is conditioned upon the approval of such engagement by the affirmative vote of the majority of shares of Common Stock present in person or by proxy at the 1996 annual meeting of stockholders. In the event such engagement is not so approved, the Board will reconsider its selection of independent public accountants. A representative of Price Waterhouse LLP will attend the meeting and will be available to respond to questions and will have an opportunity to make a statement if he or she so desires.


                      THE BOARD OF DIRECTORS AND COMMITTEES

     There were eight meetings of the Board in 1995. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held during the period during which he was a director and the total number of meetings held by all committees of the Board on which he served during the period that he was a committee member.

     The Audit Review Committee is charged with the duties of recommending to the Board the appointment of independent accountants; meeting periodically with the independent accountants and internal auditors and certain executive officers of Interlake to review the adequacy of internal controls and financial reporting; reviewing consolidated financial statements; reviewing, appraising, and reporting to the Board on accounting and financial reporting practices, the internal control system and the audit effort by both the independent and internal auditors; and performing any other duties or functions deemed appropriate by the Board. The Audit Review Committee met three times in 1995.

     The Compensation Committee reviews and makes recommendations to the Board regarding Interlake's compensation philosophy and policy, as well as salaries and benefit plans relating to certain officers, reviews and makes recommendations to the Board regarding revision or replacement of such benefit plans, and administers certain benefit plans. The Compensation Committee met three times in 1995.

     The Nominating Committee's primary responsibility is to consider possible nominees for directors, including individuals recommended by stockholders, and to recommend possible nominees for directors to the full Board. Biographical and other information about possible nominees recommended by stockholders in accordance with the provisions of Interlake's by-laws should be sent to the attention of the Secretary of Interlake. The Nominating Committee met once in 1995.

          The Finance Committee reviews and makes recommendations to the Board regarding the capitalization of the Corporation and major debt and equity financing transactions, and reviews the general administration of the retirement plans of the Corporation. The Finance Committee met four times in 1995.


               VOTING SECURITIES AND SECURITY OWNERSHIP BY CERTAIN
                              PERSONS AND MANAGEMENT

     Holders of shares of Common Stock of record at the close of business on March 8, 1996 will be entitled to vote at the meeting. On that date, 23,112,999 shares of Common Stock were outstanding, each share being entitled to one vote.

     On March 8, 1996, officers, directors and employees of Interlake and its subsidiaries had voting rights with respect to approximately 3,282,003 shares, or 14.2% of the shares of Common Stock then outstanding, exclusive of shares owned outright by employees who are not executive officers. Such voting rights arise from shares owned outright (in the case of directors and officers), shares as to which the individual holder's beneficial interest is limited to voting rights, and shares owned by various employee benefit plans under which the plan trustee receives voting instructions from plan participants.

Security Ownership by Certain Persons and Management

     This section of the proxy statement relates to beneficial ownership of Interlake's Common Stock based on information available to the Corporation as of March 8, 1996. Common Stock is the only class of capital stock entitled to be voted at the meeting. For the purposes of this section, a person is deemed to be a beneficial owner if such person has or shares voting power or investment power in respect of such shares or has the right to acquire beneficial ownership within 60 days.

     The table which follows shows beneficial ownership of Interlake's Common Stock by each person who has advised management that such person beneficially owns more than five percent of Interlake's Common Stock.

                                               Number of
                                                Shares          Percent(1)
FIRST CHICAGO NBD CORPORATION,
FIRST CAPITAL CORPORATION OF CHICAGO
and MADISON DEARBORN PARTNERS VIII
One First National Plaza
Chicago, Illinois  60670                       7,337,526(2)      24.1%

SMITH BARNEY HOLDINGS INC.,
TRAVELERS GROUP INC.,
SMITH BARNEY MUTUAL FUNDS MGMT. INC.
and SMITH BARNEY INC.
388 Greenwich St.
New York, New York  10013                      2,646,924(3)      11.5%

LONGWOOD INVESTMENT ADVISORS, INC.
735 Chesterbrook Blvd., Suite 305
Wayne, Pennsylvania 19087                      1,520,000(4)       6.6%

(1) Percentages are percentages of Interlake's Common Stock computed as provided in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. This means that, in the case of any holder of Series A Convertible Exchangeable Preferred Shares ("Series A Shares"), that holder's Series A Shares are treated as being converted into shares of Common Stock, but no other Series A Shares are treated as converted. In the case of all other holders, no Series A Shares are treated as converted; computations are based solely upon outstanding shares of Common Stock.

(2) First Capital Corporation of Chicago ("FCCC") and Madison Dearborn Partners VIII ("MD VIII") are the record and beneficial owners of 31,500 and 3,500 shares, respectively, of Interlake's Series A2 Convertible Exchangeable Preferred Stock ("Series A2 Shares"). First Chicago NBD Corporation is the parent company of FCCC. Interlake has been advised that Madison Dearborn Partners, Inc., of which John A. Canning, Jr. is President, advises FCCC and MD VIII with respect to their investment portfolios. (See DIRECTORS AND NOMINEES.) As of the date hereof, the Series A2 Shares of FCCC and MD VIII are convertible into 6,603,773 and 733,753 shares, respectively, of Non-Voting Common Stock at any time, and into the same number of shares of Common Stock in certain limited circumstances. (The number of shares of Common Stock into which the Series A2 Shares are convertible increases on each June 30th and December 31st if preferential cash dividends accruing at the rate of nine percent per annum are not paid.) Series A2 Shares may be converted into Series A1 Shares, which in turn are convertible at any time into shares of Common Stock, by any holder who can certify that by virtue of such conversion it would not have a regulatory problem under certain laws or regulations applicable to banks, bank holding companies, small business investment companies or their affiliates. Interlake believes that as of March 8, 1996, FCCC and MD VIII would have had such a regulatory problem.

(3) In its most recent Schedule 13G filed with the Securities and Exchange Commission, Smith Barney Holdings Inc. indicated that it is the beneficial owner of 2,646,924 shares of Common Stock, over all of which it had shared voting and dispositive power. This total includes 1,400,000 shares (6.1%) and 1,246,924 shares (5.4%) over which Smith
       Barney Mutual Funds Management, Inc. and Smith Barney Inc., respectively, have shared voting and dispositive power. The Travelers Inc. is the parent company of Smith Barney Holdings Inc.

(4) In its Schedule 13G filed with the Securities and Exchange Commission, Longwood Investment Advisors, Inc. indicated that it has shared voting and dispositive power.

       The table which follows shows the beneficial ownership of Interlake's Common Stock by directors, nominees, named executive officers, and incumbent directors and incumbent executive officers as a group, including an immaterial number of shares held in joint tenancy with close family members. The table includes options exercisable within 60 days held by Messrs. Langenberg, Reum, Fulton, Greisch, Stiller and Gregory and incumbent executive officers as a group to purchase 62,336; 113,698; 24,000; 30,906; 24,000; 24,000; and 382,027
shares respectively. The percentage of outstanding shares beneficially owned is computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. This means that, in the case of any holder or group of holders of options exercisable within 60 days, that holder's or group's options are treated as exercised, but no other options are treated as exercised. Director Erwin E. Schulze filed one Form 4, reflecting his purchase of 25,000 shares of Interlake stock, four days late.


                                               Number of
           Name                                Shares          Percent(1)
           ---------                     -------------          -----------

          JOHN A. CANNING, JR.(2)                  1,200          *
          JAMES C. COTTING                         3,200          *
          ROBERT J. FULTON                       151,637        0.7
          STEPHEN GREGORY                        143,430        0.6
          JOHN J. GREISCH                        165,024        0.7
          JOHN E. JONES                            3,200          *
          FREDERICK C. LANGENBERG                220,216        1.0
          QUENTIN C. MCKENNA                       3,200          *
          WILLIAM G. MITCHELL                      6,800          *
          W. ROBERT REUM                         477,148        2.1
          ERWIN E. SCHULZE                        32,200        0.1
          BERND STILLER                           75,869        0.3
          All Directors and Executive Officers 1,826,737        7.8

(1) An asterisk in the table means that less than one-tenth of one percent of the outstanding shares are beneficially owned.

(2) As described above, Mr. Canning is President of Madison Dearborn Partners, Inc., a private equity investment fund which advises First Capital Corporation of Chicago ("FCCC") with respect to its investment portfolio. FCCC, together with Madison Dearborn Partners VIII, of which Mr. Canning is a partner, own all of the outstanding shares of Interlake's Series A2 Convertible Exchangeable Preferred Stock, which shares are in certain circumstances convertible into shares of Common Stock. Mr. Canning disclaims beneficial ownership of the Series A2 Convertible Exchangeable Preferred Stock and the shares of Common Stock into which it is convertible.


                              EXECUTIVE COMPENSATION

Summary Compensation Table

          The table which follows shows the compensation paid to or earned by Interlake's Chief Executive Officer and the four executive officers who, in 1995, were the next most highly compensated.

                            SUMMARY COMPENSATION TABLE
                                                                    Long-Term
                                                                   Compensation
                                                                    Securities
                                            Annual Compensation     Underlying         All Other
                                            Salary    Bonus       Options/SARs      Compensation(1)
Name and Principal Position       Year        ($)      ($)             (#)                ($)
W. Robert Reum                    1995    $ 455,004 $ 373,085               0           $ 145,171
Chairman of the Board, President  1994      437,964   383,503               0              69,348
 and Chief Executive Officer      1993      425,200         0               0              72,257

Robert J. Fulton(2)               1995    $ 230,004 $ 200,000          40,000           $ 170,357
President-Hoeganaes               1994      101,680    55,101               0              65,241

John J. Greisch                   1995    $ 210,000 $ 139,159               0           $  50,770
President-Material Handling       1994      189,770   123,910               0              23,004
Group                             1993      159,000         0               0              62,468

Bernd Stiller                     1995    $ 259,152 $  70,040               0           $       0
Managing Director-                1994      229,185    68,296               0                   0
Dexion Continental Europe         1993      194,028         0          22,000                   0

Stephen Gregory                   1995    $ 190,008 $ 109,059               0           $  62,952
Vice President-Finance            1994      175,100   120,263               0              31,789
and Chief Financial Officer       1993      160,667    65,478               0              26,691

(1) Includes contributions to defined contribution retirement plans plus tax-adjusted amounts paid or payable in cash which would have been payable as contributions pursuant to such plans had contributions not been statutorily limited, for Messrs. Reum, Greisch and Gregory. Mr. Fulton's totals, Mr. Greisch's 1993 total and Mr. Gregory's 1995 total also include relocation expenses.

(2)   Mr. Fulton joined Hoeganaes on July 15, 1994.



Options Granted in 1995

   The table which follows shows the numbers, certain terms of, and the grant date values of the options granted during fiscal year 1995 to the named executive.

                        Options Granted in 1995 Fiscal Year(1)

                         Percent of
                        Total Options              Market
               Options    Granted to   Exercise   Price on           Grant Date
              Granted(2) Employees in   Price      Grant   Expiration  Values
Name             (#)     Fiscal Year  ($/Share)   Date(3)    Date      ($)(4)

ROBERT J. FULTON 40,000         80%      $4.00      $2.06  1/26/2005  $28,795

(1)  No stock appreciation rights (SARs) were granted in 1995.

(2) All options listed are exercisable to the extent of 30% after the date of grant, 60% after August 27, 1995, and 100% after August 27, 1996.

(3)  Computed as the average of the high and low on January 26, 1995.

(4) Determined using the Black-Scholes option pricing model and assuming volatility of 35% based on historical volatilities of companies comprising the S&P Manufacturing Index (Diversified Industrials).


Aggregated Option/SAR Exercises in Last Year and
Fiscal Year-End Option/SAR Values

     During fiscal year 1995, there were no stock option or SAR exercises. The number of unexercised options at fiscal year end for each of the named executive officers is set forth in the table which follows. None of the unexercised options, either exercisable or unexercisable, was in-the-money as of the fiscal year end and therefore no year-end values have been indicated.

                   Options Outstanding at 1995 Fiscal Year-End

                                 Number of Securities Underlying
                                 Unexercised Options/SARs at
                                 Fiscal Year End (#)
Name                             Exercisable   Unexercisable
W. ROBERT REUM                       113,698        30,000
ROBERT J. FULTON                      24,000        16,000
JOHN J. GREISCH                       30,906        16,000
BERND STILLER                         24,000        16,000
STEPHEN GREGORY                       24,000        16,000

Key Executive Retention Program

       Under the Key Executive Retention Program adopted by the Board of Directors in February 1995, the named executive officers and the other executive officers of the Corporation (as designated for purposes of the Securities Exchange Act of 1934) may receive payments of cash and earn out awards of restricted stock based on achievement by Interlake of designated levels of earnings before interest and taxes ( EBIT ) and continued employment. The chart below shows the maximum (at a designated target level of EBIT) and minimum (at a designated threshold level of EBIT) amounts of cash and shares which may be earned by the named executives based on Interlake's 1995 and 1996 performance. If the threshold level of EBIT is not attained for either year, nothing will be earned based on that year's performance. Payments and earnouts become effective on a date designated by the Board or the Compensation Committee not less than 300 and not more than 400 days after the end of the relevant performance period; a participant must still be an employee on that date to receive any payment or earnout, subject to special provisions in the case of death, disability and certain involuntary terminations. All awards promptly become due and payable upon termination following a change in control (as defined in the Severance Pay Agreements described below). Interlake met the EBIT target for 1995, but the payment and earnout of participants' awards based on 1995 performance remains contingent upon their continued employment until the date of payment and earnout.

               Long-Term Incentive Plan Awards in 1995 Fiscal Year




Name                 Number of   Performance  Minimum Award   Maximum Award
                     Shares(#)     Period   (at Threshold)($) (at Target)($)

W. ROBERT REUM        131,040(1)    1995
                                    1995       $229,320        $305,760
                      196,560(2)    1996
                                    1996       $343,980        $458,640

ROBERT J. FULTON       51,000(1)    1995
                                    1995       $ 99,750        $133,000
                       76,500(2)    1996
                                    1996       $149,625        $199,500

JOHN J. GREISCH        50,400(1)    1995
                                    1995       $ 88,200        $117,600
                       75,600(2)    1996
                                    1996       $132,300        $176,400

BERND STILLER                       1995       $ 81,600        $108,800
                       48,960(2)    1996
                                    1996       $ 85,680        $114,240

STEPHEN GREGORY        45,600(1)    1995
                                    1995       $ 79,800        $106,400
                       68,400(2)    1996
                                    1996       $119,700        $159,600

(1) Shares of restricted stock which are performance vested but continue to be subject to forfeiture in the event of cessation of employment.

(2) Shares of restricted stock subject to performance vesting based on 1996 performance and continued employment thereafter. At 1996 threshold performance, 147,420; 57,375; 56,700; 36,720 and 51,300 shares would be performance vested for Messrs. Reum, Fulton, Greisch, Stiller and Gregory, respectively.

Key Executive Severance Pay Agreements

          Interlake has entered into Key Executive Severance Pay Agreements (the "Severance Pay Agreements") with Messrs. Reum, Fulton, Greisch, Stiller and Gregory, and the other incumbent executive officers of Interlake (as designated for purposes of the Securities Exchange Act of 1934).

       Under the Severance Pay Agreements, an executive officer is entitled to severance benefits if there is a termination of his or her employment without cause and other than due to death or disability at any time within a severance period of three years, subject to extension for an additional year each year unless written notice is given to the contrary (or, if less than the term of such severance period, within the period ending at the participant's attainment of age 65, death or permanent disability) after a change in control as defined in the agreements. In addition, following a change in control, a participant may elect to terminate his employment without loss of severance benefits in certain specified circumstances.

       For purposes of the Severance Pay Agreements, a change in control is deemed to have occurred if (i) Interlake is merged or reorganized into or with, or sells all or substantially all of its assets to, another company in a transaction in which former Interlake stockholders own less than 75 percent of the outstanding securities of the surviving or acquiring company after the transaction, (ii) a filing is made with the Securities and Exchange Commission disclosing the beneficial ownership by any person or group of 25 percent or more of the voting power of Interlake, subject to certain limited exceptions,
(iii) during any period of two consecutive years individuals who were directors at the beginning of such period cease to constitute a majority of the Board without the approval of two-thirds of the remaining Board members, or (iv) the Corporation files a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control has occurred or will occur in the future.

       In the event of a change in control, any executive officer who is terminated or terminates his employment with rights to severance compensation will be entitled to receive a lump sum payment equal to, in the case of Messrs. Reum, Fulton, Greisch, Stiller and Gregory, three times the sum of his highest base pay in effect for any period prior to the termination, plus the target bonus established for either the fiscal year in which the change in control occurs or the fiscal year in which the termination occurs, whichever is higher. In addition, such executive will be entitled to certain benefits for a three year period following the termination.

       In addition, the Severance Pay Agreements provide that, in the case of a termination other than for cause or upon death or permanent disability, and other than upon termination during a change in control severance period, the executive is entitled to a lump sum amount equal to one year's base pay at the rate in effect at the time of the termination, plus the executive's target bonus for the year of termination. In addition, such executive will be entitled to certain benefits for a one year period after the termination.

  The Severance Pay Agreements provide that Interlake will pay for the legal expenses of an executive if he has to enforce his rights under the agreement following a change in control. A letter of credit has been obtained for the purpose of securing the payment of such expenses. The terms of the Severance Pay Agreements run through February 28, 1997, subject to automatic one-year extensions absent notice to the contrary.

Compensation of Outside Directors

    Each outside director is paid a retainer at the annual rate of $20,000 and a fee of $750 for attending a meeting of the Board or a meeting of a committee of the Board. The chairmen of the Audit Review, Compensation, Finance and Nominating Committees are paid an additional annual retainer of $2,000. Interlake provides accidental death and dismemberment insurance for its directors, and non-employee directors are reimbursed their expenses of attendance at meetings of the Board or committees of the Board.

     Under the 1989 Stock Incentive Program, each non-employee director was granted a stock award of up to 3,000 shares. The final 600 share installment of these awards was delivered after the 1995 annual meeting.

     Under the Directors' Post-Retirement Income Plan, each outside director with four years' service as a director is entitled to annual post-retirement income beginning at age 65 or retirement from the Board, whichever is later, and continuing for the lifetime of the retired director. The annual benefit upon the retirement of any current director will be $30,000, reduced 10 percent for each full year that his service as a non-employee director of Interlake is less than 10 years.

     In 1988, Interlake established a trust for the payment of post-retirement income to outside directors and provided the trustee with funds to purchase annuities for retired directors covered by the plan and for incumbent directors having more than four years' service. Should Interlake become insolvent, the assets of the trust would be subject to the claims of Interlake's creditors.

     The Directors' Post-Retirement Income Plan provides that Interlake will pay the legal expenses of a participant if he has to take legal action to enforce his rights under the plan.


Report of the Compensation Committee on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. The Committee makes recommendations to the full Board as to the salaries of Board-elected officers (other than assistant officers) of the Corporation and heads of certain key operating units, and as to the terms of and payments under Interlake's incentive compensation plans for key executives of both Interlake and certain operating units. In addition, any stock options or stock awards are granted upon the authorization of the Committee.

          Compensation Philosophy and Strategy

     As it has been since 1993, the Corporation's compensation philosophy and strategy is designed to produce median level compensation upon achievement of improved financial performance. To implement this strategy, the Committee targets base salaries at levels below median market practice, and has in general set annual bonus opportunities at median market practice levels, while providing above-median long-term incentive opportunities for improved performance. As discussed below, for 1996 the Committee intends to keep base salaries below median market practice, but is shifting more of the incentive compensation opportunity from the long-term plan to the annual plan, thereby intending to emphasize the importance to the Corporation's stockholders of continuously improving results in the near term.

          Implementation of Philosophy in 1995

     In keeping with its philosophy, the Committee set base salaries for 1995 which remain below the median based on The Hay Group Executive Compensation Report. The Hay report is a database of approximately 500 publicly traded industrial companies.

     For the second straight year, payments under Interlake's annual bonus plan -- the 1995 Executive Incentive Compensation Plan (the "EIC Plan") -- reflected significantly improved earnings performance at most of the Corporation's operating units, resulting in Interlake's first net income since 1989. The EIC Plan provided for bonus payments as specified percentages of executives' base salaries based upon the performance, in the case of Interlake executives, of Interlake as a whole, and in the case of subsidiary executives, of each executive's operating unit, as measured against financial targets approved by the Board at the beginning of the year. The financial targets set by the EIC Plan were the achievement of specified levels of earnings before interest and taxes ("EBIT"), representing 70% of executives' award opportunities, and ratios of working capital to sales, representing 30% of award opportunities.
No participant in the EIC Plan was eligible for a payout unless his or her operating unit achieved its minimum EBIT target. All awards paid under the EIC Plan were based primarily on the performance of participants' operating units, although a few recipients' awards were adjusted based on personal performance. In the case of most of the operating units, as well as the Corporation as a whole, EIC payouts reflected performance which exceeded levels set forth in the Corporation's annual financial plan.

     With respect to long-term incentive compensation for key executives, in February 1995, in the face of substantial impending indebtedness maturities and the need to successfully refinance them, the Board of Directors put in place the Key Executive Retention Program (the "Retention Program"). The Retention Program was intended to reward the continued improvement in operating earnings desirable to facilitate the anticipated refinancing, while at the same time promoting the retention of key executives. Under the Retention Program, participants are to be rewarded at levels above median market practice for the achievement by Interlake of levels of EBIT in 1995 substantially in excess of the already improved levels of 1994, and in 1996 substantially in excess of the 1995 target level. Based on the Corporation's EBIT of $72 million in 1995, participants in the Retention Program who continue to be employed at the end of 1996 (or cease to be employed due to death, disability or certain involuntary terminations) will be entitled to the maximum payments and earnouts attributable to 1995 performance. Payments and earnouts arising based upon 1996 EBIT performance, if any, will also be contingent on continued employment throughout 1997.

          Incentive Compensation for 1996

     In January 1996, the Board of Directors put into place the 1996 Senior Executive Incentive Compensation Program (the "SEIC Program") for Interlake's key executives. The SEIC Program encompasses both the 1996 annual incentive and the long-term incentive for these executives. The Board allocated a greater portion of the total incentive compensation for key executives to the annual plan, thereby emphasizing the Corporation's need for continued financial
improvement in the near term.   The annual plan is patterned after the
Corporation's traditional EIC Plan, but expands the performance measurements to include, in addition to EBIT and working capital, revenue growth and the development of personal competencies, thereby enhancing the focus on growth in Interlake's businesses and the development of key leadership traits in Interlake's most important managers. In addition, a portion of the annual incentive for operating unit executives will be tied to the overall performance of the Corporation, promoting cohesion within the executive team. Finally, thirty percent (30%) of payouts under the annual plan will be stock-based.

          The long term plan under the SEIC Program rewards participants for achievement by the Corporation of a targeted three year EBIT margin. By doing so, the Board intended to provide incentives for consistency of profitability improvement, even in the face of economic and business cycles. If earned, a payment under the long term plan would not be payable until after the 1998 fiscal year, a year after the last potential payout under the Retention Program. Like the annual plan, a portion of the awards will be stock-based.

          Limitations on Deductibility

          The Committee considers the provisions under Section 162(m) of the Internal Revenue Code (the "Code") which limit the deductibility of certain compensation expense in recommending compensation decisions. Section 162(m) of the Code has not limited the deductibility of any compensation expense paid by the Corporation to date, including in 1995. Although the Retention Program and the SEIC Program are both performance-based plans, the Committee chose not to take steps to meet the tests for performance-based compensation under Section 162(m), as it viewed the resulting costs and the reduction of flexibility in the administration of the programs as not being justified, in the light of the low likelihood that the programs would result in significant non-deductible compensation expense.


          CEO Compensation

          In keeping with the Committee's general philosophy, Mr. Reum's compensation has been structured to provide a base salary below median market practice, but incentive compensation above the median, so that if the Corporation meets significant financial targets, he will receive median level compensation overall. Consistent with this strategy, Mr. Reum's base salary, after a 3.9% increase for 1995, remains below median market practice. (Based on The Hay Group Compensation Survey the target median base salary level for Mr. Reum in 1995 was approximately $490,000.) The Committee did not grant Mr. Reum a raise in base salary for 1996. Mr. Reum's annual bonus under the EIC Plan reflects Interlake's second straight year of improved performance, with revenues up 10% over the prior year, EBIT up 23% over the prior year and above Interlake's financial plan for the year, and the first net income for the Corporation since 1989. Finally, with respect to long term incentives, the Corporation's EBIT performance in 1995 will entitle Mr. Reum to 40% of the total opportunity under the Retention Program, subject to his continued employment. He will have the opportunity to earn the other 60% of the opportunity under the Retention Program based on 1996 performance, subject to the Corporation meeting a specified EBIT target and his continued employment for a year thereafter. His awards under the Retention Program include shares of restricted stock of the Corporation, intended to further align Mr. Reum's interests with those of the stockholders.


                                     The Compensation Committee

                                        John A. Canning, Jr.
                                        James C. Cotting
                                        William G. Mitchell
                                        Erwin E. Schulze

Performance Graph

      The following graph compares the yearly percentage change in Interlake's cumulative stockholder return on its Common Stock with that of the Standard & Poor's 500 Stock Index and that of the Standard & Poor's Manufacturing Index (Diversified Industrials) over the period of Interlake's last five fiscal years. The graph assumes an investment of $100 on December 30, 1990. Interlake has not paid any dividends since 1989. In 1989, Interlake paid a special dividend of $45 per share, incurring $535 million of indebtedness to do so.
The Corporation believes its highly-leveraged capital structure continued to affect its share price in 1995, despite its first net income since 1989 and a 23% increase in earnings before interest and taxes.

                                     1990    1991    1992    1993   1994   1995

The Interlake Corporation           100.00  146.40  103.60  78.60  50.00  71.40
S&P 500                             100.00  127.60  142.20 155.40 157.20 213.10
S&P Manufacturing Index             100.00  116.90  134.80 160.40 167.10 233.30





                                     GENERAL

      The solicitation of proxies in the form which accompanies this proxy statement is made on behalf of the Board. Proxies in such form will confer discretionary authority with respect to any other matters which may properly be brought before the meeting.

      For a matter to be properly brought before the meeting, or for a stockholder nomination of director candidates to be considered, notice containing the information specified in Interlake's By-laws must have been received by the close of business on February 25, 1996. If other matters properly come before the meeting, the persons holding such proxies intend to vote the proxies in accordance with their judgment on all such matters.

      A stockholder who signs and returns the enclosed form of proxy may revoke the same at any time before it is voted by submitting a subsequently dated proxy or giving notice to the Secretary of Interlake.

      The cost of solicitation of proxies will be borne by Interlake. In addition to the use of the mails, proxies may be solicited personally or by telephone by a few executive officers or regular employees of Interlake, none of whom will receive any compensation therefor in addition to their regular remuneration. Interlake will reimburse brokers and certain other persons holding stock in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies.

      As in past years, Interlake has retained Georgeson & Co., Wall Street Plaza, New York, New York, to aid in the solicitation of proxies from brokers, banks, nominees and other institutional owners, but not individual holders of record, by personal interview, telephone, fax or mail. Interlake will pay Georgeson & Co. a fee not to exceed $5,000 and will reimburse such organization for certain expenses incurred by it.


Vote Required

      A majority of the outstanding shares of Common Stock of the Company will constitute a quorum. Each share has one vote on each matter to be voted on at the meeting. As voting rights are not cumulative, each share may be voted once for each directorship, and only once for the same director nominee. The Delaware General Corporation Law requires that each of the three nominees for director be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and that the selection of the Company's independent accountants be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

 At the Annual Meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed for the Annual Meeting. Under Delaware law and the Company's Restated Certificate of Incorporation and By-laws, properly executed proxies that are marked "abstain" or are held in "street name" by brokers that are not voted on one or more particular proposals (if otherwise voted on at least one proposal) will be counted for purposes of determining whether a quorum has been achieved at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal to which such abstention applies. Broker non-votes will be treated neither as a vote for nor a vote against any of the proposals to which such broker non-votes apply. Proxy cards which are timely signed and returned with no other marking will be voted in accordance with the recommendation of the Board of Directors.

Stockholder Proposals

 In order to be considered for inclusion in Interlake's proxy statement and form of proxy for the 1997 annual meeting of stockholders, any stockholder proposal intended to be presented at that meeting must be received by Interlake at 550 Warrenville Road, Lisle, Illinois 60532-4387 on or before November 24, 1996, and must set forth the matters detailed in the Corporation's By-laws.

                                       By order of the Board of Directors.

                                       /s/ Stephen R. Smith

                                       STEPHEN R. SMITH
                                       Vice President, Secretary
                                         and General Counsel

Lisle, Illinois
Dated: March 20, 1996


                                      PROXY
                             THE INTERLAKE CORPORATION

                               550 Warrenville Road

                            Lisle, Illinois 60532-4387

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt of the accompanying notice of meeting and 1996 proxy statement and hereby appoints Stephen Gregory, W. Robert Reum and Stephen R. Smith, and each of them, with power of substitution, attorneys and proxies to vote all shares of the Company's common stock, par value $1.00 per share, held of record by the undersigned on March 8, 1996, on behalf of the undersigned at the annual meeting of stockholders of The Interlake Corporation to be held at the Radisson Hotel Lisle/Naperville located at 3000 Warrenville Road, Lisle, Illinois 60532, on Thursday, April 25, 1996, at 10:00 a.m. local time, and at any adjournment thereof, on the following matters:

1.   ELECTION OF DIRECTORS, Nominees:

          J. A. Canning, Jr.       J. C. Cotting        Q. C. McKenna


2. Proposal to ratify and approve the selection of Price Waterhouse LLP as independent accountants for The Interlake Corporation for fiscal year 1996.


3. Such other business as may properly come before said meeting or any adjournment thereof.


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

-------------------
SEE REVERSE SIDE
-------------------


/ X /  Please mark your votes as in this example.



     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for all nominees listed in Proposal 1; for Proposal 2; and in accordance with the discretion of the proxyholders on all other business.

-------------------------------------------------------------------------------

                         Directors recommend a vote "FOR"
-------------------------------------------------------------------------------

1.   Election of Directors

     FOR ALL NOMINEES LISTED BELOW /  /
     (except as marked to the contrary below)

     WITHHOLD AUTHORITY /  /
     to vote for all nominees listed

               J. A. Canning, Jr., J. C. Cotting and Q. C. McKenna

      (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

                      ______________________________________

2.   Approval of Auditors

     /  / FOR       /  / AGAINST        /  / ABSTAIN


3. In their discretion to vote upon such other business as may properly come before said meeting or any adjournment thereof.

     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED: ------------------- , 1996            ----------------------------------
                                             Signature



                                       ------------------------------------
                                       Signature if held jointly


         VOTING INSTRUCTIONS TO LASALLE NATIONAL TRUST, N.A. ("LaSalle"),
                     TRUSTEE UNDER THE INTERLAKE CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN




Dear Interlake ESOP Participant:

     Enclosed with these voting instructions are The Interlake Corporation's annual report to shareholders for 1995 and the proxy statement for the April 25, 1996 annual meeting of shareholders. Please read both documents before deciding how to vote.

     Management and the Board of Directors have recommended a vote FOR the three nominees named below, and FOR the ratification and approval of the selection of Price Waterhouse as independent accountants for The Interlake Corporation for fiscal year 1996. To support these matters as recommended by management and the Board of Directors, you need only sign and date the voting instructions below and return them to The Wyatt Company in the return envelope provided.

     Of the 1,019,560 shares held by the ESOP Trustee at this time, 590,962 have been allocated to participants' accounts. Shares which have not yet been allocated to participants' accounts are unallocated shares. The ESOP plan documents provide that participants who provide voting instructions to the Trustee will at the same time be directing the Trustee on how to vote a proportional number of the unallocated shares and the allocated shares for which no participant instructions are received.

     Participants who give timely voting instructions determine how both the allocated and unallocated shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares treated as unallocated shares for voting purposes. If The Wyatt Company does not receive your signed voting instructions by April 18, 1996, other participants will effectively be exercising the voting rights which the ESOP makes available to you. LaSalle encourages all ESOP participants to exercise their right to vote their allocated ESOP shares by returning their voting instructions promptly. Your voting instructions are confidential and your employer will not know how you vote or whether you vote at all.

     To be effective, these voting instructions must be signed and mailed to The Wyatt Company in the accompanying return envelope in time to be received by the close of business on April 18, 1996.

                         Sincerely,


                         LASALLE NATIONAL TRUST, N.A.




1.   ELECTION OF DIRECTORS

     FOR ALL NOMINEES LISTED BELOW /  /
     (except as marked to contrary below)

     WITHHOLD AUTHORITY /  /
     to vote for all nominees listed below

               J. A. Canning, Jr., J. C. Cotting and Q. C. McKenna

     (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                    ------------------------------------------

2. Ratify and approve the selection of Price Waterhouse as independent accountants for The Interlake Corporation for fiscal year 1996.

     /  / FOR       /  / AGAINST        /  / ABSTAIN





Dated this ________ day of _________________ , 1996.




                         Signature of ESOP Participant


Name:
Social Security Number:
Number of Allocated Shares:


                VOTING INSTRUCTIONS UNDER THE INTERLAKE STOCK FUND


To:  Interlake Stock Fund Participant

     You have received, or soon will receive, The Interlake Corporation's annual report to shareholders for 1995 plus a notice of meeting and proxy statement for the 1996 annual meeting of shareholders to be held on April 25, 1996. Please read both documents before deciding how to vote.

     Each Plan provides that the trustee must vote your proportionate share of the Interlake Stock Fund as you direct; and, if you do not send your voting instructions to the trustee at least five business days prior to the shareholders' meeting, your share will be voted in accordance with Management's recommendations which are set forth in the 1996 proxy statement.

     Your proportionate share of the Interlake Stock Fund is your account balance in the Interlake Stock Fund as of December 31, 1995 divided by the account balance in the Interlake Stock Fund of all participants, and is shown above as a decimal equivalent.

                          VOTING INSTRUCTIONS TO TRUSTEE

To: CTC Illinois Trust Company, Trustee under the SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN of The Interlake Corporation:

     In accordance with provisions of the Plans, I hereby direct that at the Annual Meeting of Shareholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held in Lisle, Illinois, on April 25, 1996, and at any adjournment thereof, my proportionate share of the Interlake Stock Fund shall be voted or caused to be voted as follows, on the following matters identified in the notice of 1996 annual meeting of shareholders and set forth in the 1996 proxy statement.

             1.  FOR /  /                      /  /Withhold Vote
             Director Proposal

             2.  FOR /  /                      /  / AGAINST
             Auditor Proposal



Dated this ----- day of --------------, 1996


--------------------------------------
Signature of Participant


These voting instructions will be voted as directed, but will be voted FOR the above proposals if no direction is given to the contrary by April 18, 1996.


To:  Dexion UK Share Award Scheme Participant

     Enclosed with these voting instructions are The Interlake Corporation's annual report to shareholders for 1995 and the proxy statement for the 1996 annual meeting of shareholders to be held on April 25, 1996. Please read both documents before deciding how to vote.

     The Dexion UK Share Award Scheme provides that the trustee must vote your Scheme shares of Interlake stock as you direct; and, if you do not send your voting instructions to the trustee at least five business days prior to the shareholders' meeting, your Scheme shares will be voted in accordance with Management's recommendations which are set forth in the 1996 proxy statement.

     Your Scheme shares of Interlake stock is your account balance in the Share Award Scheme as of December 31, 1995 and is shown above.


                          VOTING INSTRUCTIONS TO TRUSTEE


To: The Royal Bank of Scotland plc, Trustee under the DEXION UK SHARE AWARD SCHEME of Dexion Group plc and its subsidiaries:

     In accordance with provisions of the Scheme, I hereby direct that at the Annual Meeting of Shareholders of THE INTERLAKE CORPORATION, a Delaware corporation, to be held in Lisle, Illinois, on April 25, 1996, and at any adjournment thereof, my Scheme shares of Interlake stock shall be voted or caused to be voted as follows, on the following matters set forth in the 1996 proxy statement.

             1.  FOR /  /                      /  / Withhold Vote
             Director Proposal

             2.  FOR /  /                      /  / AGAINST
             Auditor Proposal



Dated this ------ day of -----------------, 1996


------------------------------------------
 Signature of Participant

These voting instructions will be voted as directed, but will be voted FOR the above proposals if no direction is given to the contrary by April 18, 1996.


                    VOTING INSTRUCTIONS TO UNION BANK, TRUSTEE
                           UNDER THE CHEM-TRONICS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

TO:

You have received, or will soon receive The Interlake Corporation's annual report to shareholders for 1995 and the proxy statement for the 1996 annual meeting of shareholders. Please read both documents before deciding how to vote.

Management and the Board of Directors have recommended a vote FOR the three nominees named below, and FOR the ratification and approval of the selection of Price Waterhouse as independent accountants for The Interlake Corporation for fiscal year 1996. To support these matters as recommended by management and the Board of Directors, you need only sign and date the voting instructions below and return them to Union Bank in the return envelope provided.

Participants who give timely voting instructions determine how both the allocated and unallocated shares will be voted. On the other hand, participants who don't give timely voting instructions will have their shares treated as unallocated shares for voting purposes. If Union Bank does not receive your signed voting instructions by April 18, 1996, other participants will effectively be exercising the voting rights which the ESOP makes available to you. Your voting instructions are confidential. Your employer will not know how you vote or whether you vote at all. Finally, the ESOP also provides that participants who provide the Trustee with voting instructions shall be "named fiduciaries" under the ESOP for such purposes.

To be effective, these voting instructions must be signed and mailed to Union Bank in the accompanying return envelope in time to be received by the close of business on April 18, 1996.

1.   ELECTION OF DIRECTORS

     FOR ALL NOMINEES LISTED BELOW /  /
     (except as marked to the contrary below)

     WITHHOLD AUTHORITY /  /
     to vote for all nominees listed below

               J. A. Canning, Jr., J. C. Cotting and Q. C. McKenna

     (INSTRUCTIONS: To direct the Trustee to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

                    ------------------------------------------

2. Ratify and approve the selection of Price Waterhouse as independent accountants for The Interlake Corporation for fiscal year 1996.

     /  / FOR       /  / AGAINST        /  / ABSTAIN



Dated this ------ day of ----------------, 1996.


-----------------------------------------
Signature of ESOP Participant

Name:
Social Security Number:
Number of Allocated Shares: